UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)        January 28, 2008

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The Corning Incorporated press release dated January 28, 2008 regarding its financial results for the fourth quarter ended December 31, 2007 and its first quarter 2008 earnings guidance is attached hereto as Exhibit 99.

The information in this report, being furnished pursuant to Item 2.02 of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibit

99	Press Release dated January 28, 2008, issued by Corning Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNING INCORPORATED
Registrant

Date: January 28, 2008	By /s/	KATHERINE A. ASBECK
Katherine A. Asbeck
Senior Vice President - Finance

Exhibit 99

FOR RELEASE — JANUARY 28, 2008

Media Relations Contact:	Additional Contact:
Daniel F. Collins	Kenneth C. Sofio
(607) 974-4197	(607) 974-7705
collinsdf@corning.com	sofiokc@corning.com

Corning Announces Fourth-Quarter Results

Company anticipates strong first-quarter performance

CORNING, N.Y. — Corning Incorporated (NYSE:GLW) today announced results for the fourth quarter and full year 2007, and its first-quarter 2008 guidance.

Fourth-Quarter Highlights

•	Sales reached $1.58 billion, up 16% year over year.
•	Earnings per share were $0.45. Excluding special items, earnings per share were $0.40.*
•	Display Technologies glass volume increased 31% and Samsung Corning Precision Glass Co. Ltd.’s volume increased 38% year over year. Both had volume increases of more than 6% over the third quarter.
•

Telecommunications sales increased 6% year over year and, as expected, declined 9% sequentially. Year-over-year growth was 16%*, excluding the impact of the divestiture of the company’s submarine cabling business in the second quarter.

First-Quarter Outlook Highlights

•	Sales are expected in the range of $1.59 billion to $1.62 billion, up more than 20% compared to first quarter last year.
•	Earnings per share, excluding special items, are expected in the range of $0.41 to $0.43*, about 50% higher than last year’s first quarter.
•	Display LCD glass volume is expected to remain strong throughout the quarter, and increase about 45% year over year.

Full-Year Highlights

•	Sales increased 13% to $5.86 billion.
•	Net income was $2.15 billion, or $1.34 per share. Excluding special items, net income was $2.26 billion* or $1.41 per share*, a 27% increase over 2006.
•	Display Technologies glass volume increased 38% year over year, and pricing declined only 11%. Volume at Samsung Corning Precision increased 39%, with pricing down 15%.
•	Environmental Technologies sales increased 23% year over year to $757 million, with diesel product sales increasing more than 50%.

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Corning Announces Fourth-Quarter Results

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“Our strong fourth-quarter performance contributed to an outstanding year for Corning,” Wendell P. Weeks, chairman and chief executive officer, said. “We delivered all-time records in gross margin percent, net income, EPS and operating cash flow in 2007. Our 38% annual volume growth in display and continued leadership in developing innovative solutions such as EAGLE XG™, Jade™ glass for advanced displays and Vita™, an OLED sealing solution for the flat panel industry, were highlights of the year.”

“Additionally, we saw a greater than 50% increase in diesel product sales and a record level of automotive product sales in 2007. We also placed our first Epic™ Systems with pharmaceutical and research companies, and introduced ClearCurve™, our revolutionary new ultra-bendable fiber solution.”

Quarter Four Financial Comparisons

	Q4 2007	Q3 2007	% Change	Q4 2006	% Change
Net Sales in millions	$1,582	$1,553	2%	$1,369	16%
Net Income in millions	$717	$617	16%	$646	11%
GAAP EPS	$0.45	$0.38	18%	$0.41	10%
Non-GAAP EPS*	$0.40	$0.38	5%	$0.31	29%

Full-Year 2007 Financial Comparisons

	2007	2006	% Change
Net Sales in millions	$5,860	$5,174	13%
Net Income in millions	$2,150	$1,855	16%
GAAP EPS	$1.34	$1.16	16%
Non-GAAP EPS*	$1.41	$1.12	26%

*These are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s investor relations website.

Fourth-Quarter Segment Results

Fourth-quarter sales for Corning’s Display Technologies segment were $774 million, a 10% sequential increase, and a 25% increase over fourth-quarter 2006. The display segment results were positively influenced by continued strong global demand for LCD televisions and notebook computers and positive foreign exchange rate movements in the fourth quarter. Sequential price declines were moderate again this quarter.

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Corning Announces Fourth-Quarter Results

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Telecommunications segment sales for the quarter were $430 million, a 9% decline sequentially. The sequential decline was the result of normal seasonal slowdowns.

Environmental Technologies segment sales for the fourth quarter were $189 million, a 5% sequential decline but a 22% increase over the fourth quarter of 2006. The environmental segment continued to have stronger-than-expected automotive products sales. Corning’s Life Sciences segment sales were $75 million for the quarter.

Corning’s equity earnings from Dow Corning were $83 million for the quarter, compared to $81 million in the third quarter and $83 million a year ago.

First-Quarter Outlook

“We have good momentum in our display business heading into the first quarter,” James B. Flaws, vice chairman and chief financial officer, said. “We believe first-quarter panel maker inventory levels are lower this year than last year. We expect panel makers to maintain high utilization rates throughout the first quarter, which will drive continued strong glass demand. Looking forward, we anticipate the LCD glass supply and demand balance will remain tight throughout the year, absent the impact of any potential downturn in the economy.”

Corning expects first-quarter sales to be in the range of $1.59 billion to $1.62 billion and earnings per share, before special items, in the range of $0.41 to $0.43*, compared to $1.31 billion in sales and $0.28* in earnings per share, excluding special items, in the first quarter of 2007.

Business Highlights

•

First-quarter sales volume in the Display Technologies segment is expected to be consistent with the fourth quarter as both Corning and Samsung Corning Precision are expected to run at full capacity. Corning anticipates continued moderate sequential price declines. First-quarter sales are also expected to benefit from a lower Japanese-yen-to-U.S.-dollar exchange rate.

•	Corning’s Telecommunications segment sales are expected to increase about 5% sequentially.
•	Environmental Technologies segment sales are expected to increase about 5% sequentially due to strength in the European and Asian auto market and improved heavy-duty diesel product sales.
•	Sales in the Life Sciences segment are expected to be up slightly.
•	Equity earnings from Dow Corning Corporation are expected to decline 5% to 10% sequentially.

“We feel good about our strong start to 2008, and believe we will have excellent first-quarter performance,” Flaws said. “As of today, we have not seen any significant impact from a potential slowing of the U.S. economy other than the slowdown in the trucking industry, which will negatively impact our diesel product sales. However, we are closely monitoring each of our businesses for any signs that would indicate a slowdown and will promptly notify investors of any significant change.”

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Corning Announces Fourth-Quarter Results

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Corning will hold its annual investor relations meeting in New York on Friday, Feb. 8 at the Mandarin Oriental Hotel. Attendees can register online at the company’s investor relations web site. Company executives will also be presenting at the Goldman Sachs Technology Investment Symposium in Las Vegas on Feb. 26.

Fourth-Quarter Conference Call Information

The company will host a fourth-quarter conference call on Jan. 28 at 8:30 a.m. ET.  To access the call, dial (210) 234-0060 approximately 10-15 minutes prior to the start of the call.  The password is QUARTER FOUR.  The leader is SOFIO.  To listen to a live audio webcast of the call, go to Corning's Web site at http://www.corning.com/investor_relations and follow the instructions.  A replay of the call will begin at approximately 10:30 a.m. ET, and will run through 5 p.m. ET, Monday, Feb. 11.  To listen, dial (203) 369-2019.  No pass code is required.  The audio webcast will be archived for one year following the call.

Presentation of Information in this News Release

Non-GAAP financial measures are indicated with an ASTERISK and not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP net income and EPS measures exclude restructuring, impairment and other charges and adjustments to prior estimates for such charges. Additionally, the company’s non-GAAP measures exclude adjustments to asbestos settlement reserves required by movements in Corning’s common stock price, gains and losses arising from debt retirements, charges or credits arising from adjustments to the valuation allowance against deferred tax assets, equity method charges resulting from impairments of equity method investments or restructuring, impairment or other charges taken by equity method companies, and gains from discontinued operations. The company believes presenting non-GAAP net income and EPS measures is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. These non-GAAP measures are reconciled on the company’s Web site at www.corning.com/investor_relations and accompanies this news release.

About Corning Incorporated

Corning Incorporated (www.corning.com) is the world leader in specialty glass and ceramics. Drawing on more than 150 years of materials science and process engineering knowledge, Corning creates and makes keystone components that enable high-technology systems for consumer electronics, mobile emissions control, telecommunications and life sciences. Our products include glass substrates for LCD televisions, computer monitors and laptops; ceramic substrates and filters for mobile emission control systems; optical fiber, cable, hardware & equipment for telecommunications networks; optical biosensors for drug discovery; and other advanced optics and specialty glass solutions for a number of industries including semiconductor, aerospace, defense, astronomy and metrology.

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Corning Announces Fourth-Quarter Results

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Forward-Looking and Cautionary Statements

This press release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes in global economic and political conditions; currency fluctuations; product demand and industry capacity; competition; manufacturing efficiencies; cost reductions; availability of critical components and materials; new product commercialization; changes in the mix of sales between premium and non-premium products; new plant start-up costs; possible disruption in commercial activities due to terrorist activity, armed conflict, political instability or major health concerns; adequacy of insurance; equity company activities; acquisition and divestiture activities; the level of excess or obsolete inventory; the rate of technology change; the ability to enforce patents; product and components performance issues; stock price fluctuations; and adverse litigation or regulatory developments. Additional risk factors are identified in Corning’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.

###

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended December 31,		Year ended December 31,

	2007	2006	2007	2006

Net sales	$1,582	$1,369	$5,860	$5,174
Cost of sales	825	766	3,111	2,891

Gross margin	757	603	2,749	2,283

Operating expenses:
Selling, general and administrative expense	257	222	912	857
Research, development and engineering expenses	153	138	565	517
Amortization of purchased intangibles	3	3	10	11
Restructuring, impairment and other (credits) and charges	(2)	41	(4)	54
Asbestos settlement charge (credit) (Note 1)	15	(139)	185	(2)

Operating income	331	338	1,081	846

Interest income	35	36	145	118
Interest expense	(20)	(20)	(82)	(76)
Loss on repurchases and retirement of debt, net			(15)	(11)
Other income, net	44	23	162	84

Income before income taxes	390	377	1,291	961
Benefit (provision) for income taxes (Note 2)	61		(80)	(55)

Income before minority interest and equity earnings	451	377	1,211	906
Minority interests	(1)	(3)	(3)	(11)
Equity in earnings of affiliated companies, net of impairments (Note 3)	267	272	942	960

Net income	$717	$646	$2,150	$1,855

Basic earnings per common share (Note 4)	$0.46	$0.42	$1.37	$1.20
Diluted earnings per common share (Note 4)	$0.45	$0.41	$1.34	$1.16
Dividends declared per common share	$0.05		$0.10

See accompanying notes to these financial statements.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except per share amounts)

	December 31,
	2007	2006
Assets

Current assets:
Cash and cash equivalents	$2,216	$1,157
Short-term investments, at fair value	1,300	2,010
Total cash, cash equivalents and short-term investments	3,516	3,167
Trade accounts receivable, net	856	719
Inventories	631	639
Deferred income taxes	54	47
Other current assets	237	226
Total current assets	5,294	4,798

Investments	3,036	2,522
Property, net of accumulated depreciation	5,986	5,193
Goodwill and other intangible assets, net	308	316
Deferred income taxes	202	114
Other assets	389	122

Total Assets	$15,215	$13,065

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$23	$20
Accounts payable	609	631
Other accrued liabilities	1,880	1,668
Total current liabilities	2,512	2,319

Long-term debt	1,514	1,696
Postretirement benefits other than pensions	744	739
Other liabilities	903	1,020
Total liabilities	5,673	5,774

Commitments and contingencies
Minority interests	46	45
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized: 3.8 billion; Shares issued: 1,598 million and 1,582 million	799	791
Additional paid-in capital	12,281	12,008
Accumulated deficit	(3,002)	(4,992)
Treasury stock, at cost; Shares held: 30 million and 17 million	(492)	(201)
Accumulated other comprehensive loss	(90)	(360)
Total shareholders’ equity	9,496	7,246

Total Liabilities and Shareholders’ Equity	$15,215	$13,065

See accompanying notes to these financial statements.

Certain amounts for 2006 were reclassified to conform with the 2007 presentation.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended		Year ended December 31,
	Dec. 31, 2007	Sept. 30, 2007
			2007	2006
Cash Flows from Operating Activities:
Net income	$717	$617	$2,150	$1,855
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	151	147	597	580
Amortization of purchased intangibles	3	2	10	11
Asbestos settlement	15	(16)	185	(2)
Restructuring, impairment and other (credits) charges	(2)		(4)	54
Loss on repurchases and retirement of debt			15	11
Stock compensation charges	38	29	138	127
Gain on sale of business			(19)
Undistributed earnings of affiliated companies	(125)	(159)	(452)	(597)
Deferred tax (benefit) provision	(116)	18	(98)	(101)
Restructuring payments	(9)	(10)	(39)	(15)
Customer deposits, net of (credits) issued	(62)	2	(126)	45
Employee benefit payments (in excess of) less than expense	(4)	10	(85)	27
Changes in certain working capital items:
Trade accounts receivable	29	(50)	(128)	(105)
Inventories	42	31	5	(65)
Other current assets	(6)	63	(27)	(10)
Accounts payable and other current liabilities, net of restructuring payments	134	3	10	(85)
Other, net	(73)	(10)	(55)	73
Net cash provided by operating activities	732	677	2,077	1,803

Cash Flows from Investing Activities:
Capital expenditures	(391)	(405)	(1,262)	(1,182)
Acquisitions of businesses, net of cash received			(4)	(16)
Net proceeds (payments) from sale or disposal of assets	5		(5)	12
Net increase in long-term investments and other long-term assets				(77)
Short-term investments – acquisitions	(570)	(633)	(2,152)	(2,894)
Short-term investments – liquidations	721	511	2,862	1,976
Net cash used in investing activities	(235)	(527)	(561)	(2,181)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt	(2)	(8)	(20)	(14)
Proceeds from issuance of long-term debt, net				246
Retirements of long-term debt			(238)	(368)
Proceeds from issuance of common stock, net	4	4	21	26
Proceeds from the exercise of stock options	20	20	109	303
Repurchases of common stock	(125)	(125)	(250)
Dividends paid	(79)	(79)	(158)
Other, net	(1)	(2)	(3)	(13)
Net cash (used in) provided by financing activities	(183)	(190)	(539)	180
Effect of exchange rates on cash	24	44	82	13
Net increase (decrease) in cash and cash equivalents	338	4	1,059	(185)
Cash and cash equivalents at beginning of period	1,878	1,874	1,157	1,342

Cash and cash equivalents at end of period	$2,216	$1,878	$2,216	$1,157

Certain amounts for prior periods were reclassified to conform to 2007 classifications.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

SEGMENT RESULTS

(Unaudited; in millions)

Our reportable operating segments include Display Technologies, Telecommunications, Environmental Technologies and Life Sciences.

	Display Technologies	Telecom- munications	Environmental Technologies	Life Sciences	All Other	Total

Three months ended December 31, 2007
Net sales	$774	$430	$189	$75	$114	$1,582
Depreciation (1)	$85	$29	$23	$5	$9	$151
Amortization of purchased intangibles		$3				$3
Research, development and engineering expenses (2)	$36	$22	$33	$16	$9	$116
Restructuring, impairment and other credits		$(2)				$(2)
Income tax provision	$(45)		$(1)			$(46)
Earnings (loss) before minority interest and equity earnings (loss) (3)	$403	$11	$22	$(5)	$1	$432
Minority interests					$(1)	$(1)
Equity in earnings (loss) of affiliated companies	$177	$1	$1		$(4)	$175
Net income (loss)	$580	$12	$23	$(5)	$(4)	$606
Three months ended December 31, 2006
Net sales	$619	$404	$155	$72	$119	$1,369
Depreciation (1)	$77	$36	$21	$5	$8	$147
Amortization of purchased intangibles		$3				$3
Research, development and engineering expenses (2)	$30	$24	$30	$12	$11	$107
Restructuring, impairment and other charges (3)		$42		$1		$43
Income tax (provision) benefit	$(45)	$3	$1	$1	$2	$(38)
Earnings (loss) before minority interest and equity earnings (4)	$311	$(53)	$(8)	$(2)	$10	$258
Minority interests		$(2)			$(1)	$(3)
Equity in earnings of affiliated companies (5)	$150	$1			$31	$182
Net income (loss)	$461	$(54)	$(8)	$(2)	$40	$437
Year ended December 31, 2007
Net sales	$2,613	$1,779	$757	$307	$404	$5,860
Depreciation (1)	$326	$123	$89	$19	$34	$591
Amortization of purchased intangibles		$10				$10
Research, development and engineering expenses (2)	$125	$82	$126	$55	$42	$430
Restructuring, impairment and other credits		$(4)				$(4)
Income tax provision	$(135)	$(44)	$(18)	$(1)		$(198)
Earnings (loss) before minority interest and equity earnings (3)	$1,404	$105	$58	$(4)	$(9)	$1,554
Minority interests		$(1)			$(2)	$(3)
Equity in earnings (loss) of affiliated companies	$582	$4	$2		$(9)	$579
Net income (loss)	$1,986	$108	$60	$(4)	$(20)	$2,130
Year ended December 31, 2006
Net sales	$2,133	$1,729	$615	$287	$410	$5,174
Depreciation (1)	$276	$157	$80	$20	$37	$570
Amortization of purchased intangibles		$11				$11
Research, development and engineering expenses (2)	$126	$82	$121	$49	$36	$414
Restructuring, impairment and other charges (3)		$44		$6	$6	$56
Income tax (provision) benefit	$(117)	$(27)	$(5)	$1	$(3)	$(151)
Earnings (loss) before minority interest and equity earnings (loss) (4)	$1,052	$9	$8	$(17)	$12	$1,064
Minority interests		$(7)			$(4)	$(11)
Equity in earnings (loss) of affiliated companies (5)	$565	$5	$(1)		$39	$608
Net income (loss)	$1,617	$7	$7	$(17)	$47	$1,661

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

SEGMENT RESULTS

(Unaudited; in millions)

(1)	Depreciation expense for Corning’s reportable segments includes an allocation of depreciation of corporate property not specifically identifiable to a segment.
(2)	Research, development, and engineering expenses includes direct project spending which is identifiable to a segment.
(3)	In the three months and year ended December 31, 2006, restructuring, impairment and other charges and (credits) includes a charge of $44 million for certain assets in our Telecommunications segment.
(4)

Many of Corning’s administrative and staff functions are performed on a centralized basis. Where practicable, Corning charges these expenses to segments based upon the extent to which each business uses a centralized function. Other staff functions, such as corporate finance, human resources and legal are allocated to segments, primarily as a percentage of sales.

(5)	Equity in earnings (loss) of affiliated companies, net of impairments includes the following restructuring and impairment charges:
•

In the three months and year ended December 31, 2007, net charges of $14 million and $40 million, respectively, related to impairments and other charges and credits for Samsung Corning is included in All Other.

•

In the three months and year ended December 31, 2006, net credits of $28 million and $7 million, respectively, related to impairments and other charges and credits for Samsung Corning is included in All Other.

A reconciliation of reportable segment net income to consolidated net income follows (in millions):

	Three months ended December 31,		Year ended December 31,

	2007	2006	2007	2006
Net income of reportable segments	$606	$437	$2,130	$1,661
Unallocated amounts:
Net financing costs (1)	8	6	36	1
Stock-based compensation expense	(38)	(32)	(138)	(127)
Exploratory research (2)	(34)	(27)	(122)	(89)
Corporate contributions	(6)	(6)	(32)	(30)
Equity in earnings of affiliated companies, net of impairments (3)	92	90	363	352
Asbestos settlement (4)	(15)	139	(185)	2
Other corporate items (5)	104	39	98	85
Net income	$717	$646	$2,150	$1,855

(1)	Net financing costs include interest expense, interest income, and interest costs and investment gains associated with benefit plans.
(2)

Exploratory research includes $15 million and $49 million of spending in the three months and year ended December 31, 2007, respectively, and $6 million and $22 million for the three months and year ended December 31, 2006, respectively, on developmental programs such as silicon on glass, green lasers and micro-reactors.

(3)

Equity in earnings of affiliated companies, net of impairments in the year ended December 31, 2006, includes a $33 million gain representing our share of a tax settlement relating to an IRS examination at Dow Corning.

(4)

The asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation (PCC) reorganization plan, if the reorganization plan becomes effective, will require Corning to relinquish its equity interest in PCC, contribute its equity interest in Pittsburgh Corning Europe (PCE), and 25 million shares of Corning common stock to a trust. Corning also agreed to make cash payments over the six years from the effective date of the settlement and to assign certain insurance policy proceeds from its primary insurance and a portion of its excess insurance at the time of the settlement. The asbestos liability requires adjustment to settlement value based upon movements in Corning’s common stock price prior to contribution of the shares to the trust as well as change in the estimated settlement value of the other components of the settlement offer. In the fourth quarter of 2007 and 2006, Corning recorded credits of $17 million and $143 million, respectively, to reflect the movement in Corning’s common stock price and charges of $32 million and $4 million, respectively, to reflect changes in the estimated settlement value of the other components of the settlement offer. In the twelve months ended December 31, 2007 and 2006, Corning recorded charges of $132 million and a credit of $24 million, respectively, to reflect the movement in Corning’s common stock price and charges of $53 million and $22 million, respectively, to reflect changes in the estimated settlement value of other components of the settlement offer.

(5)	Other corporate items include the tax impact of the unallocated amounts and the following significant items:
•

In the year ended December 31, 2007, a loss of $15 million from the repurchase of $223 million principal amount of our 6.25% Euro notes due 2010. In addition, in the three months and year ended December 31, 2007, a tax benefit of $103 million from the release of a valuation allowance on certain deferred tax assets in Germany.

•	In the three months and year ended December 31, 2006, tax benefits of $35 million and $83 million, respectively, from the release of valuation allowances for certain foreign locations.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.	Asbestos Settlement

On March 28, 2003, Corning announced that it had reached agreement with the representatives of asbestos claimants for the settlement of all current and future asbestos claims against Corning and Pittsburgh Corning Corporation (PCC), which might arise from PCC products or operations. The proposed settlement, if approved, will require Corning to relinquish its equity interest in PCC, contribute its equity interest in Pittsburgh Corning Europe N.V. (PCE), a Belgian corporation, and contribute 25 million shares of Corning common stock. Corning also agreed to make cash payments with a value of $131 million, in March 2003, over six years from the effective date of the settlement and to assign insurance policy proceeds from its primary insurance and a portion of its excess insurance at the time of the settlement.

As a result of the proposed asbestos settlement, any changes in the estimated settlement value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. In the fourth quarter of 2007, Corning recorded a charge of $15 million (pretax and after-tax) including a mark-to-market credit of $17 million reflecting the decrease in Corning’s common stock from September 30, 2007 to December 31, 2007 and a $32 million charge to adjust the estimated settlement value of certain other components of the proposed asbestos settlement.

Beginning with the first quarter of 2003, Corning has recorded total net charges of $1.0 billion to reflect the estimated settlement value of our asbestos liability.

2.	Provision for Income Taxes

In the fourth quarter of 2007, Corning recorded a $103 million tax benefit from the release of a valuation allowance on certain deferred tax assets in Germany.

3.	Equity in Earnings of Affiliated Companies

In the fourth quarter of 2007, equity in earnings of affiliated companies includes a $14 million charge (net of tax) for Corning’s share of restructuring, impairment and other charges at Samsung Corning Co. Ltd. (Samsung Corning). On December 31, 2007, Samsung Corning Precision Glass Co. Ltd. (Samsung Corning Precision) acquired all of the assets of Samsung Corning. Corning’s 50% interest in Samsung Corning Precision was unchanged by this transaction.

4.	Weighted Average Shares Outstanding

Weighted average shares outstanding are as follows (in millions):

	Three months ended December 31,		Year ended December 31,

	2007	2006	2007	2006

Basic	1,567	1,557	1,566	1,550
Diluted	1,602	1,596	1,603	1,594
Diluted used for non-GAAP measures	1,602	1,596	1,603	1,594

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

QUARTERLY SALES INFORMATION

(Unaudited; in millions)

	2007
	Q1	Q2	Q3	Q4	Total

Display Technologies	$524	$610	$705	$774	$2,613

Telecommunications
Fiber and cable	211	219	237	213	880
Hardware and equipment	228	219	235	217	899
	439	438	472	430	1,779

Environmental Technologies
Automotive	123	128	126	131	508
Diesel	56	63	72	58	249
	179	191	198	189	757

Life Sciences	76	78	78	75	307

Other	89	101	100	114	404

Total	$1,307	$1,418	$1,553	$1,582	$5,860

	2006
	Q1	Q2	Q3	Q4	Total

Display Technologies	$547	$461	$506	$619	$2,133

Telecommunications
Fiber and cable	205	234	241	197	877
Hardware and equipment	192	238	215	207	852
	397	472	456	404	1,729

Environmental Technologies
Automotive	121	113	112	105	451
Diesel	34	39	41	50	164
	155	152	153	155	615

Life Sciences	72	75	68	72	287

Other	91	101	99	119	410

Total	$1,262	$1,261	$1,282	$1,369	$5,174

The above supplemental information is intended to facilitate analysis of Corning’s businesses.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2007

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the fourth quarter of 2007 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income (Loss) Before Income Taxes	Net Income (Loss)

Earnings per share (EPS) and net income, excluding special items	$0.40	$466	$643

Special items:
Asbestos settlement (a)	(0.01)	(15)	(15)

Provision for income taxes (b)	0.07		103

Equity in earnings of affiliated companies (c)	(0.01)		(14)

Total EPS and net income	$0.45	$451	$717

(a)

As a result of Corning’s proposed asbestos settlement, any changes in the estimated fair value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. In the fourth quarter of 2007, Corning recorded a charge of $15 million (before- and after-tax) including a credit of $17 million for the change in Corning’s common stock price of $23.99 at December 31, 2007, compared to $24.65 at September 30, 2007 and a $32 million charge for the change in the estimated fair value of certain other components of the proposed asbestos settlement liability.

(b)	Amount reflects a $103 million tax benefit from the release of our valuation allowance on certain deferred tax assets in Germany.

(c)

Amount reflects Corning’s share of the following items associated with Samsung Corning: an impairment charge for certain long-lived assets; dividend withholding tax; and a gain on metal and scrap sales. These items decreased Corning’s equity earnings by $14 million (net) in the fourth quarter of 2007.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended December 31, 2006

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the fourth quarter of 2006 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income (Loss) Before Income Taxes	Net Income (Loss)

Earnings per share (EPS) and net income, excluding special items	$0.31	$282	$488

Special items:
Restructuring, impairment, and other (charges) and credits (a)	(0.03)	(44)	(44)

Asbestos settlement (b)	0.09	139	139

Provision for income taxes (c)	0.02		35

Equity in earnings of affiliated companies (d)	0.02		28

Total EPS and net income	$0.41	$377	$646

(a)	Amount represents a $44 million asset impairment charge for certain long-lived assets in our Telecommunications segment.

(b)

As a result of Corning’s proposed asbestos settlement, any changes in the estimated fair value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. In the fourth quarter of 2006, Corning recorded a credit of $139 million (before- and after-tax) including a credit of $143 million for the change in Corning’s common stock price of $18.71 at December 31, 2006, compared to $24.41 at September 30, 2006 and a $4 million charge for the change in the estimated fair value of certain other components of the proposed asbestos settlement liability.

(c)	Amount reflects a $35 million tax benefit from the release of our valuation allowance on certain deferred tax assets in Germany.

(d)

Amount reflects Corning’s share of the following items associated with Samsung Corning: an impairment charge for certain long-lived assets; the impact of establishing a valuation allowance against certain deferred tax assets; and a gain on the sale of land. These items increased Corning’s equity earnings by $28 million (net) in the fourth quarter of 2006.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2007

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the year ended December 31, 2007 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income (Loss) Before Income Taxes	Net Income (Loss)

Earnings per share (EPS) and net income, excluding special items	$1.41	$1,392	$2,260

Special items:
Asbestos settlement (a)	(0.12)	(185)	(185)

Loss on repurchases of debt, net (b)	(0.01)	(15)	(15)

Gain on sale of business, net (c)	0.01	19	19

Provision for income taxes (d)	0.07		103

Equity in earnings of affiliated companies (e)	(0.02)		(32)

Total EPS and net income	$1.34	$1,211	$2,150

(a)

As a result of Corning’s proposed asbestos settlement, any changes in the estimated fair value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. For 2007, Corning recorded a charge of $185 million (before- and after-tax) including a charge of $132 million for the change in Corning’s common stock price of $23.99 at December 31, 2007, compared to $18.71 at December 31, 2006 and a $53 million charge for the change in estimated fair value of certain other components of the proposed asbestos settlement liability.

(b)	Amount reflects a $15 million loss on the repurchase of $223 million principal amount of our 6.25% Euro notes due 2010.

(c)	Amount reflects a $19 million gain on the sale of the European submarine cabling business.

(d)	Amount reflects a $103 million tax benefit from the release of our valuation allowance on certain deferred tax assets in Germany.

(e)

In 2007, equity in earnings of affiliated companies includes a $32 million charge (net of tax) for Corning’s share of restructuring, impairment and other charges at Samsung Corning Co. Ltd. (Samsung Corning).

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Year Ended December 31, 2006

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the year ended December 31, 2006 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income (Loss) Before Income Taxes	Net Income (Loss)

Earnings per share (EPS) and net income, excluding special items	$1.12	$1,014	$1,785

Special items:
Restructuring, impairment, and other (charges) and credits (a)	(0.03)	(44)	(44)

Asbestos settlement (b)		2	2

Loss on repurchases of debt, net	(0.01)	(11)	(11)

Provision for income taxes (c)	0.05		83

Equity in earnings of affiliated companies (d)	0.03		40

Total EPS and net income	$1.16	$961	$1,855

(a)	Amount represents a $44 million asset impairment charge for certain long-lived assets in our Telecommunications segment.

(b)

As a result of Corning’s proposed asbestos settlement, any changes in the estimated fair value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. For 2006, Corning recorded a credit of $2 million (before- and after-tax) including a credit of $24 million for the change in Corning’s common stock price of $18.71 at December 31, 2006, compared to $19.66 at December 31, 2005 and a $22 million charge for the change in estimated fair value of certain other components of the proposed asbestos settlement liability.

(c)

Amount reflects a $73 million tax benefit from the release of our valuation allowance on certain deferred tax assets in Germany and a $10 million tax benefit from the release of our valuation allowance on Australian tax benefits.

(d)

Amount reflects the following items which increased Corning’s equity earnings by $40 million (net) in 2006: an impairment charge for certain long-lived assets of Samsung Corning; the impact of Samsung Corning’s establishment of a valuation allowance against certain deferred tax assets; a gain on the sale of land at Samsung Corning; and Corning’s share of a favorable tax settlement from the completion of an IRS examination at Dow Corning.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months and Year Ended December 31, 2007

(Unaudited; amounts in millions)

Corning’s free cash flow financial measure for the three months and year ended December 31, 2007 is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP financial measures are helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.

	Three months ended December 31, 2007	Year ended December 31, 2007

Cash flows from operating activities	$732	$2,077

Less: Cash flows from investing activities	(235)	(561)

Plus: Short-term investments – acquisitions	570	2,152

Less: Short-term investments – liquidations	(721)	(2,862)

Free cash flow	$346	$806

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Telecommunications Segment

(Unaudited; amounts in millions)

Corning’s comment, “Year-over-year growth was 16% excluding the impact of the divestiture of the Company’s submarine cabling business in the second quarter.” includes non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting this non-GAAP improvement in segment sales is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Fourth Quarter Sales		% Change
	Dec. 31, 2007	Dec. 31, 2006

Telecommunications segment sales excluding sales from the Company’s European submarine cabling business	$430	$371	16%

Sales of the European submarine cabling business		33

Telecommunications segment sales	$430	$404	6%

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2007

(Unaudited; amounts in millions, except per share amounts)

Corning’s net income and earnings per share (EPS) excluding special items for the first quarter of 2007 are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP net income and EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between these non-GAAP measures and the directly related GAAP measures.

	Per Share	Income (Loss) Before Income Taxes	Net Income (Loss)

Earnings per share (EPS) and net income, excluding special items	$0.28	$292	$452

Special items:
Asbestos settlement (a)	(0.07)	(110)	(110)

Loss on repurchase of debt, net (b)	(0.01)	(15)	(15)

Total EPS and net income	$0.20	$167	$327

(a)

As a result of Corning’s proposed asbestos settlement, any changes in the estimated fair value of the components of the proposed settlement agreement will be recognized in Corning’s quarterly results until the date of the contribution to the settlement trust. In the first quarter of 2007, Corning recorded a charge of $110 million (before- and after-tax) including a charge of $101 million for the change in Corning’s common stock price of $22.74 at March 31, 2007, compared to $18.71 at December 31, 2006 and a $9 million charge for the change in the estimated fair value of certain other components of the proposed asbestos settlement liability.

(b)	Amount reflects a $15 million loss on the repurchase of $223 million principal amount of our 6.25% Euro notes due 2010.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three Months Ended March 31, 2008

(Unaudited; amounts in millions, except per share amounts)

Corning’s earnings per share (EPS) excluding special items for the first quarter of 2008 is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission. Non-GAAP financial measures are not in accordance with, or an alternative to, generally accepted accounting principles (GAAP). The company believes presenting non-GAAP EPS is helpful to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance. A detailed reconciliation is provided below outlining the differences between this non-GAAP measure and the directly related GAAP measure.

Range
Guidance: EPS excluding special items	$0.41	$0.43

Special items:
Restructuring, impairment, and other (charges) and credits (a)

Asbestos settlement (b)

Earnings per share

This schedule will be updated as additional announcements occur.

(a)

From time to time, Corning may need to make adjustments to estimates used in the determination of prior year restructuring and impairment charges, which could result in a gain or loss during the quarter.

(b)

As part of Corning’s asbestos settlement arrangement to be incorporated into the Pittsburgh Corning Corporation reorganization plan, Corning will contribute, if the reorganization plan is approved, 25 million shares of Corning common stock to a trust. The common stock will be contributed to the trust, after the plan has been approved by the asbestos claimants and bankruptcy court. The portion of the asbestos liability to be settled in common stock requires adjustment each quarter based upon movements in Corning’s common stock price prior to contribution of the shares to the trust. In the first quarter of 2008, Corning will record a charge or credit for the change in its common stock price as of March 31, 2008 compared to $23.99, the common stock price at December 31, 2007. In addition, Corning will record an adjustment to the asbestos liability to reflect the change in settlement value of any of the other components of the proposed asbestos settlement.

Please note that the company may pursue other financing, restructuring and divestiture activities at any time in the future, and that the potential impact of these events is not included within Corning's first quarter 2008 guidance.

This schedule contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements are based on current expectations and involve certain risks and uncertainties. Actual results may differ from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in the Securities and Exchange Commission filings of this Company.

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